As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-____

U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ALTO INGREDIENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2170618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 South Second Street

Pekin, Illinois 61554

(916) 403-2123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Kandris
President and Chief Executive Officer
Alto Ingredients, Inc.
1300 South Second Street

Pekin, Illinois 61554
(916) 403-2123

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Larry A. Cerutti, Esq.

Troutman Pepper Hamilton Sanders LLP
5 Park Plaza, Suite 1400
Irvine, California 92614-2545
(949) 622-2710 / (949) 622-2749 (fax)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated JUNE 23, 2023

PROSPECTUS

ALTO INGREDIENTS, INC.

$100,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

This prospectus relates to the sale from time to time in one or more offerings of up to $100,000,000 of debt securities, which we may issue in one or more series; shares of our common stock; shares of our preferred stock, which we may issue in one or more series or classes; warrants to purchase our debt securities, common stock or preferred stock; and units (collectively referred to as the “securities”).

We will provide the specific terms of any securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with any documents incorporated by reference herein and therein, before you invest in our securities. We may sell these securities to or through underwriters, to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ALTO.” On June 22, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.52.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 3 of this prospectus, and “Item 1A – Risk Factors” of our most recent report on Form 10-K or Form 10-Q that are incorporated by reference herein, for factors you should consider before investing in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2023.

TABLE OF CONTENTS

PROSPECTUS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find Additional Information and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement or free writing prospectus to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When used in this prospectus, the terms “Alto Ingredients,” “we,” “our,” “us” and the “Company” refer to Alto Ingredients, Inc. and its consolidated subsidiaries, unless otherwise specified. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information known to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

-iii-

THE COMPANY

Overview

We are a leading producer and distributor of specialty alcohols and essential ingredients, and the largest producer of specialty alcohols in the United States.

We operate five alcohol production facilities. Three of our production facilities are located in Illinois, one is located in Oregon and another is located in Idaho. We have an annual alcohol production capacity of 350 million gallons, comprised of 210 million gallons of fuel-grade ethanol and up to 140 million gallons of specialty alcohols. We market and distribute all of the alcohols produced at our facilities as well as fuel-grade ethanol produced by third parties. In 2022, we marketed and distributed approximately 420 million gallons combined of our own alcohols as well as fuel-grade ethanol produced by third parties, and over 1.6 million tons of essential ingredients.

We report our financial and operating performance in three segments: (1) marketing and distribution, which includes marketing and merchant trading for company-produced alcohols and essential ingredients on an aggregated basis, and sales of fuel-grade ethanol sourced from third parties, (2) Pekin production, which includes the production and sale of alcohols and essential ingredients produced at our three production facilities located in Pekin, Illinois, which we refer to as our Pekin Campus, and (3) Other production, which includes the production and sale of renewable fuel and essential ingredients produced at all of our other production facilities on an aggregated basis, none of which is individually so significant as to be considered a separately reportable segment.

Our mission is to expand our business as a leading producer and distributor of specialty alcohols and essential ingredients. We intend to accomplish this goal in part by investing in our specialized and higher value specialty alcohol production and distribution infrastructure, expanding production in high-demand essential ingredients, expanding and extending the sale of our products into new regional and international markets, building efficiencies and economies of scale and by capturing a greater portion of the value stream.

Our wholly-owned subsidiary, Eagle Alcohol Company LLC, or Eagle Alcohol, specializes in break bulk distribution of specialty alcohols. Eagle Alcohol purchases bulk alcohol from suppliers and then stores, denatures, packages, and resells alcohol products in smaller sizes, including tank trucks, totes, and drums, that typically garner a premium price to bulk alcohols. Eagle Alcohol delivers products to customers in the beverage, food, industrial and related-process industries via its own dedicated trucking fleet and common carrier.

Production Segments

We produce specialty alcohols, fuel-grade ethanol and essential ingredients, focusing on four key markets: Health, Home & Beauty; Food & Beverage; Essential Ingredients; and Renewable Fuels. Products for the Health, Home & Beauty market include specialty alcohols used in mouthwash, cosmetics, pharmaceuticals, hand sanitizers, disinfectants and cleaners. Products for the Food & Beverage market include grain neutral spirits used in alcoholic beverages and vinegar as well as corn germ used for corn oils. Products for the Essential Ingredients markets include dried yeast, corn gluten meal, corn gluten feed, corn germ, and distillers grains and liquid feed used in commercial animal feed and pet foods. We also sell yeast for human consumption. Our Renewable Fuels products include fuel-grade ethanol and distillers corn oil used as a feedstock for renewable diesel and biodiesel fuels.

We produce our alcohols and essential ingredients at our production facilities described below. Our production facilities located in Illinois are in the heart of the Corn Belt, benefit from low-cost and abundant feedstock and enjoy logistical advantages that enable us to provide our products to both domestic and international markets via truck, rail or barge. Our production facilities located in Oregon and Idaho are near their respective fuel and feed customers, offering significant timing, transportation cost and logistical advantages.

Our production facilities were operating for all of the first quarter of 2023, except our Magic Valley production facility in Idaho, which we temporarily hot-idled on January 1, 2023 due to extreme natural gas prices, other unfavorable market conditions and to facilitate the installation of our new high protein systems. The facility was restarted in April 2023. All of our production facilities are currently operating. As market conditions change, we may increase, decrease or idle production at one or more operating facilities or resume operations at any idled facility.

		Annual Alcohol Production Capacity (estimated, in gallons)
Production Facility	Location	Fuel-Grade Ethanol	Specialty Alcohol
Pekin Campus	Pekin, IL	110,000,000	140,000,000
Magic Valley	Burley, ID	60,000,000	—
Columbia	Boardman, OR	40,000,000	—

Marketing and Distribution Segment

We market and distribute all of the alcohols and essential ingredients we produce at our facilities. We also market and distribute alcohol produced by third parties.

We have extensive and long-standing customer relationships, both domestic and international, for our specialty alcohols and essential ingredients. These customers include producers and distributors of ingredients for cosmetics, sanitizers and related products, distilled spirits producers, food products manufacturers, producers of personal health/consumer health and personal care hygiene products, and global trading firms.

Our renewable fuel customers are located throughout the Western and Midwestern United States and consist of integrated oil companies and gasoline marketers who blend fuel-grade ethanol into gasoline. Our customers depend on us to provide a reliable supply of fuel-grade ethanol and manage the logistics and timing of delivery. Our customers collectively require fuel-grade ethanol volumes in excess of the supplies we produce at our facilities. We secure additional fuel-grade ethanol supplies from third-party ethanol producers. We arrange for transportation, storage and delivery of fuel-grade ethanol purchased by our customers through our agreements with third-party service providers in the Western United States as well as in the Midwest from a variety of sources.

We market our essential ingredient feed products to dairies and feedlots, in many cases located near our production facilities. These customers use our feed products for livestock as a substitute for corn and other sources of starch and protein. We sell our corn oil to poultry and biodiesel customers. We do not market essential ingredients from other producers.

Corporate Information

We are a Delaware corporation formed in February 2005. Our principal executive offices are located at 1300 Second Street, Pekin, Illinois 61554. Our telephone number is (916) 403-2123 and our Internet website is www.altoingredients.com. The content of our Internet website does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us, our business and ownership of our securities. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses or for the repayment or refinancing of outstanding indebtedness; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short and intermediate term, interest-bearing obligations, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities unless we are not required under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, to issue the debt securities pursuant to an indenture. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the debt securities that we may offer using this prospectus. Further terms of the debt securities will be stated in the applicable prospectus supplement. The following description and any description of the debt securities in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the applicable indenture and supplemental indenture (to the extent we are required to issue the debt securities pursuant to an indenture) and form of debt security.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of Alto Ingredients. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we are required pursuant to the provisions of the Trust Indenture Act, the debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer, including debt securities that are issued under an indenture, in more detail in a prospectus supplement.

If required, we will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. If required, we will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures (to the extent applicable to a particular issuance of our debt securities) are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement that we may authorize to be provided to you related to the series of debt securities being offered and, to the extent applicable, the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered under indentures as exhibits to the registration statement of which this prospectus is a part or such supplemental indentures will be incorporated by reference to reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The indentures do not limit the amount of other debt that we may incur and do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities offered and the price or prices at which we will offer the debt securities. The description will include:

●	the title of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must pay the principal;

●	whether the debt securities will be issued with any original issue discount;

●	whether the debt securities are convertible into common stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

●	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	whether and under what circumstances, if any, we will pay a premium or additional amounts on any debt securities;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem or retire any debt security, if at all;

●	any obligation to redeem or repurchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities if other than denominations of $1,000 and any integral multiple thereof;

●	the manner in which we will determine the amount of principal of or any premium or interest or additional amounts on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity if other than 100%;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities are defeasible;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	whether we will issue the debt securities under indentures;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures, if any, including whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;

o	redeem capital shares;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell shares of our subsidiaries; or

o	effect a consolidation or merger;

●	whether the indenture, if any, will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	procedures for any auction or remarketing, if any; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe United States federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.

Conversion and Exchange Rights

The applicable prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

Unless otherwise indicated in a prospectus supplement, we may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to senior indebtedness that permits holders of the senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Securities” and will trade in book-entry form only.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, and shall not permit any other person to consolidate with or merge into us, unless:

●	either: (i) we are the surviving corporation or (ii) the person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than Alto Ingredients) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the debt securities and under the indentures pursuant to agreements reasonably satisfactory to the indenture trustee;

●	immediately before and after giving pro forma effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

●	several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, it is anticipated that each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

●	failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

●	failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

●	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

●	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

●	failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable indenture trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; and

●	certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary.

If an event of default (other than an event of default with respect to Alto Ingredients described in the last item listed above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an event of default with respect to Alto Ingredients described in the last item listed above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions in the indentures relating to the duties of the trustees in case an event of default has occurred and is continuing, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the debt securities of that series;

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to each trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of an indenture may be made by us and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or time for payment of any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, or any premium or the rate of interest on, any debt security;

●	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

●	change the place or the coin or currency of payment of principal of, or any premium or interest on, any debt security;

●	impair the right to institute suit for the enforcement of any payment due on any debt security;

●	modify the subordination provisions in the case of subordinated debt securities;

●	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

●	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

●	modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date:

●	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

●	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will he deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of an original issue discount security the United States dollar equivalent on the date of original issuance of such security of the amount determined as provided immediately above); and

●	certain debt securities, including those owned by us or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take such action.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the indenture trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the depositary in accordance with its procedures. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information, as applicable: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the redemption date the redemption price will become due and payable upon each security to be redeemed and, if applicable, that interest thereon will cease to accrue after such date; the place or places where such debt securities are to be surrendered for payment of the redemption price; and that the redemption is for a sinking fund, if such is the case.

Prior to any redemption date, we will deposit or cause to be deposited with the indenture trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the indenture trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

●	either:

o	all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

o	all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee;

and in either case we have irrevocably deposited with the trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date;

●	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

●	we have delivered an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the indentures relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

●	we have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

●	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit;

●	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

●	we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

●	we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in the items set forth immediately above and the item set forth immediately below, as applicable, have been complied with;

●	in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our senior debt and no other event of default with respect to any of our senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

●	we have delivered to the trustee an opinion of counsel to the effect that all conditions precedent set forth in first, third or fourth item above have been complied with.

Covenant Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain events of default, which are described above in the fifth item listed under “Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second, third, fourth, fifth, sixth and seventh items above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Notices

We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Information Concerning the Indenture Trustee

The indenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by an indenture at the request or direction of any of the applicable holders pursuant to such indenture unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated loan may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series, and the corporate trust office of the trustee under the subordinated indenture in The City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF capital STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, 3,553,000 shares of non-voting common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 1,684,375 shares are designated as Series A Cumulative Redeemable Convertible Preferred Stock, or Series A Preferred Stock, and 1,580,790 shares are designated as Series B Cumulative Convertible Preferred Stock, or Series B Preferred Stock. As of June 22, 2023, there were 76,082,748 shares of common stock, 896 shares of non-voting common stock, no shares of Series A Preferred Stock and 926,942 shares of Series B Preferred Stock issued and outstanding. The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation, including our Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock, or Series A Certificate of Designations, our Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock, or Series B Certificate of Designations, and our bylaws. See “Where You Can Find Additional Information.”

Common Stock

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our Board of Directors, or the Board;

●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

●	there are no redemption or sinking fund provisions applicable to our common stock; and

●	there are no preemptive or conversion rights applicable to our common stock.

Non-Voting Common Stock

The rights and preferences of shares of our non-voting common are substantially the same in all respects to the rights and preferences of shares of our common stock, except that (i) the holders of shares of non-voting common stock are not be entitled to vote, (ii) shares of non-voting common stock are convertible into shares of common stock, and (iii) shares of non-voting common stock are not listed on any stock exchange, including The Nasdaq Capital Market.

The following summarizes the rights of holders of our non-voting common stock:

●	a holder of non-voting common stock is not entitled to vote on any matter submitted to a vote of the stockholders, however such holders are entitled to prior notice of, and to attend and observe, all meetings of the stockholders;

●	subject to preferences that may apply to shares of preferred stock issued and outstanding, the holders of non-voting common stock are entitled to receive lawful dividends as may be declared by the Board on parity in all respects with the holders of common stock, provided that if the holders of common stock become entitled to receive a divided or distribution of shares of common stock, holders of non-voting common stock shall receive, in lieu of the shares of common stock, an equal number of shares of non-voting common stock;

●	upon liquidation, dissolution or winding up of Alto Ingredients, the holders of shares of common stock and non-voting common stock will be entitled to receive a pro rata portion of all of our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

●	there are no redemption or sinking fund provisions applicable to our non-voting common stock; and

●	there are no preemptive rights applicable to our non-voting common stock.

Conversion

Each share of non-voting common stock is convertible at the option of the holder into one share of our common stock at any time. The conversion price is subject to customary adjustment for stock splits, stock combinations, stock dividends, mergers, consolidations, reorganizations, share exchanges, reclassifications, distributions of assets and issuances of convertible securities, and the like.

No shares of non-voting common stock may be converted into common stock if the holder of such shares or any of its affiliates would, after such conversion, beneficially own in excess of 9.99% of our outstanding shares of common stock (which we refer to in this prospectus as the “Blocker”). The Blocker applicable to the conversion of shares of non-voting common stock may be raised or lowered at the option of the holder to any percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

When shares of non-voting common stock cease to be held by the initial holder or an affiliate of an initial holder of such shares, such shares shall automatically convert into one share of our common stock.

Preferred Stock

Our Board is authorized to issue from time to time, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series. The issuance need not be approved by our common stockholders and need only be approved by holders, if any, of our Series A Preferred Stock and Series B Preferred Stock if, as described below, the shares of preferred stock to be issued have preferences that are senior to or on parity with those of our Series A Preferred Stock and Series B Preferred Stock.

The rights of the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our Board and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. The following is a summary of the terms of the Series A Preferred Stock and the Series B Preferred Stock.

Series B Preferred Stock

As of June 22, 2023, 926,942 shares of Series B Preferred Stock were issued and outstanding and an aggregate of 1,419,210 shares of Series B Preferred Stock had been converted into shares of our common stock. The converted shares of Series B Preferred Stock have been returned to undesignated preferred stock. A balance of 653,848 shares of Series B Preferred Stock remain authorized for issuance.

Rank and Liquidation Preference

Shares of Series B Preferred Stock rank prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of Alto Ingredients, whether voluntary or involuntary. The liquidation preference of each share of Series B Preferred Stock is equal to $19.50, or the Series B Issue Price, plus any accrued but unpaid dividends on the Series B Preferred Stock. If assets remain after the amounts are distributed to the holders of Series B Preferred Stock, the assets shall be distributed pro rata, on an as-converted to common stock basis, to the holders of our common stock and Series B Preferred Stock. The written consent of a majority of the outstanding shares of Series B Preferred Stock is required before we can authorize the issuance of any class or series of capital stock that ranks senior to or on parity with shares of Series B Preferred Stock.

Dividend Rights

As long as shares of Series B Preferred Stock remain outstanding, each holder of shares of Series B Preferred Stock are entitled to receive, and shall be paid quarterly in arrears, in cash out of funds legally available therefor, cumulative dividends, in an amount equal to 7.0% of the Series B Issue Price per share per annum with respect to each share of Series B Preferred Stock. The dividends may, at our option, be paid in shares of Series B Preferred Stock valued at the Series B Issue Price. In the event we declare, order, pay or make a dividend or other distribution on our common stock, other than a dividend or distribution made in common stock, the holders of the Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares of our common stock into which the Series B Preferred Stock is convertible on the record date for the dividend or distribution.

The Series B Preferred Stock ranks pari passu with respect to dividends and liquidation rights with the Series A Preferred Stock and pari passu with respect to any class or series of capital stock specifically ranking on parity with the Series B Preferred Stock.

Optional Conversion Rights

Each share of Series B Preferred Stock is convertible at the option of the holder into shares of our common stock at any time. Each share of Series B Preferred Stock is convertible into the number of shares of common stock as calculated by multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Issue Price, and dividing the result thereof by the conversion price. The conversion price was initially $682.50 per share of Series B Preferred Stock, subject to adjustment; therefore, each share of Series B Preferred Stock was initially convertible into 0.03 shares of common stock, which number is equal to the quotient of the Series B Issue Price of $19.50 divided by the initial conversion price of $682.50 per share of Series B Preferred Stock. Accrued and unpaid dividends are to be paid in cash upon any conversion.

Mandatory Conversion Rights

In the event of a Transaction which will result in an internal rate of return to holders of Series B Preferred Stock of 25% or more, each share of Series B Preferred Stock shall, concurrently with the closing of the Transaction, be converted into shares of common stock. A “Transaction” is defined as a sale, lease, conveyance or disposition of all or substantially all of our capital stock or assets or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving us or a subsidiary) in which the stockholders immediately prior to the transaction do not retain a majority of the voting power in the surviving entity. Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above. Accrued and unpaid dividends are to be paid in cash upon any conversion.

No shares of Series B Preferred Stock will be converted into common stock on a mandatory basis unless at the time of the proposed conversion we have on file with the SEC an effective registration statement with respect to the shares of common stock issued or issuable to the holders on conversion of the Series B Preferred Stock then issued or issuable to the holders and the shares of common stock are eligible for trading on The Nasdaq Stock Market (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock).

Conversion Price Adjustments

The conversion price is subject to customary adjustment for stock splits, stock combinations, stock dividends, mergers, consolidations, reorganizations, share exchanges, reclassifications, distributions of assets and issuances of convertible securities, and the like. The conversion price is also subject to downward adjustments if we issue shares of common stock or securities convertible into or exercisable for shares of common stock, other than specified excluded securities, at per share prices less than the then effective conversion price. In this event, the conversion price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of common stock outstanding immediately prior to the issue or sale multiplied by the then existing conversion price, and (b) the consideration, if any, received by us upon such issue or sale, by (ii) the total number of shares of common stock outstanding immediately after the issue or sale. For purposes of determining the number of shares of common stock outstanding as provided in clauses (i) and (ii) above, the number of shares of common stock issuable upon conversion of all outstanding shares of Series B Preferred Stock, and the exercise of all outstanding securities convertible into or exercisable for shares of common stock, will be deemed to be outstanding.

The conversion price will not be adjusted in the case of the issuance or sale of the following: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series B Preferred Stock and any common stock issued upon conversion of the Series B Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series B Certificate of Designations; and (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the foregoing.

Voting Rights and Protective Provisions

The Series B Preferred Stock votes together with all other classes and series of our voting stock as a single class on all actions to be taken by our stockholders. Each share of Series B Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of common stock into which each share of Series B Preferred Stock is convertible on all matters to be voted on by our stockholders, however, the number of votes for each share of Series B Preferred Stock may not exceed the number of shares of common stock into which each share of Series B Preferred Stock would be convertible if the applicable conversion price were $682.50 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the shares).

We are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as a separate class, to:

●	increase or decrease the total number of authorized shares of Series B Preferred Stock or the authorized shares of our common stock reserved for issuance upon conversion of the Series B Preferred Stock (except as otherwise required by our certificate of incorporation or the Series B Certificate of Designations);

●	increase or decrease the number of authorized shares of preferred stock or common stock (except as otherwise required by our certificate of incorporation or the Series B Certificate of Designations);

●	alter, amend, repeal, substitute or waive any provision of our certificate of incorporation or our bylaws, so as to affect adversely the voting powers, preferences or other rights, including the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series B Preferred Stock, whether by merger, consolidation or otherwise;

●	authorize, create, issue or sell any securities senior to or on parity with the Series B Preferred Stock or securities that are convertible into securities senior to or on parity the Series B Preferred Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

●	authorize, create, issue or sell any securities junior to the Series B Preferred Stock other than common stock or securities that are convertible into securities junior to Series B Preferred Stock other than common stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

●	authorize, create, issue or sell any additional shares of Series B Preferred Stock other than the Series B Preferred Stock initially authorized, created, issued and sold, Series B Preferred Stock issued as payment of dividends and Series B Preferred Stock issued in replacement or exchange therefore;

●	engage in a Transaction that would result in an internal rate of return to holders of Series B Preferred Stock of less than 25%;

●	declare or pay any dividends or distributions on our capital stock in a cumulative amount in excess of the dividends and distributions paid on the Series B Preferred Stock in accordance with the Series B Certificate of Designations;

●	authorize or effect the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of our business; or

●	purchase, redeem or otherwise acquire any of our capital stock other than Series B Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, our capital stock or securities convertible into or exchangeable for our capital stock.

Reservation of Shares

We initially were required to reserve 3,000,000 shares of common stock for issuance upon conversion of shares of Series B Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series B Preferred Stock.

Series A Preferred Stock

As of June 22, 2023, no shares of Series A Preferred Stock were issued and outstanding and an aggregate of 5,315,625 shares of Series A Preferred Stock had been converted into shares of our common stock and returned to undesignated preferred stock. A balance of 1,684,375 shares of Series A Preferred Stock remain authorized for issuance. The rights and preferences of the Series A Preferred Stock are substantially the same as the Series B Preferred Stock, except as follows:

●	the Series A Issue Price, on which the Series A Preferred Stock liquidation preference is based, is $16.00 per share;

●	dividends accrue and are payable at a rate per annum of 5.0% of the Series A Issue Price per share;

●	each share of Series A Preferred Stock is convertible at a rate equal to the Series A Issue Price divided by an initial conversion price of $840.00 per share;

●	holders of the Series A Preferred Stock have a number of votes equal to the number of shares of common stock into which each share of Series A Preferred Stock is convertible on all matters to be voted on by our stockholders, voting together as a single class; provided, however, that the number of votes for each share of Series A Preferred Stock shall not exceed the number of shares of common stock into which each share of Series A Preferred Stock would be convertible if the applicable conversion price were $943.95 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the shares); and

●	we are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class, to:

o	change the number of members of our Board to be more than nine members or less than seven members;

o	effect any material change in our industry focus or that of our subsidiaries, considered on a consolidated basis;

o	authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction or series of transactions with one of our or our subsidiaries’ current or former officers, directors or members with value in excess of $100,000, excluding compensation or the grant of options approved by our Board; or

o	authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction with any entity or person that is affiliated with any of our or our subsidiaries’ current or former directors, officers or members, excluding any director nominated by the initial holder of the Series B Preferred Stock.

Preemptive Rights

Holders of our Series A Preferred Stock have preemptive rights to purchase a pro rata portion of all capital stock or securities convertible into capital stock that we issue, sell or exchange, or agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange. We must deliver each holder of our Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of capital stock or securities convertible into capital stock which must include a description of the securities and the price and other terms upon which they are to be issued, sold or exchanged together with the identity of the persons or entities (if known) to which or with which the securities are to be issued, sold or exchanged, and an offer to issue and sell to or exchange with the holder of the Series A Preferred Stock the holder’s pro rata portion of the securities, and any additional amount of the securities should the other holders of Series A Preferred Stock subscribe for less than the full amounts for which they are entitled to subscribe. In the case of a public offering of our common stock for a purchase price of at least $12.00 per share and a total gross offering price of at least $50 million, the preemptive rights of the holders of the Series A Preferred Stock shall be limited to 50% of the securities. Holders of our Series A Preferred Stock have a 30 day period during which to accept the offer. We will have 90 days from the expiration of this 30 day period to issue, sell or exchange all or any part of the securities as to which the offer has not been accepted by the holders of the Series A Preferred Stock, but only as to the offerees or purchasers described in the offer and only upon the terms and conditions that are not more favorable, in the aggregate, to the offerees or purchasers or less favorable to us than those contained in the offer.

The preemptive rights of the holders of the Series A Preferred Stock do not apply to any of the following securities: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series A Preferred Stock and any common stock issued upon conversion of the Series A Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series A Certificate of Designations; (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the Series A Certificate of Designations; and (v) the issuance of our securities issued for consideration other than cash as a result of a merger, consolidation, acquisition or similar business combination by us approved by our Board.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

A number of provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of Alto Ingredients. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Alto Ingredients to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire Alto Ingredients because negotiation of these proposals could result in an improvement of their terms. However, the existence of these provisions also could limit the price that investors might be willing to pay for our securities.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Alto Ingredients.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder nominating individuals for election to the Board or proposing business must provide advanced notice to Alto Ingredients (a) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year’s annual meeting or not later than seventy (70) days after the anniversary of the previous year’s annual meeting, and (b) with respect to any other annual meeting of stockholders, the close of business on the 10th day following the date of public disclosure of the date of such meeting. In the event we call a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in our notice of meeting, if the stockholder’s notice is delivered to us not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the date of public disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. Stockholders who intend to solicit proxies in support of director nominees other than the nominees of Alto Ingredients must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (sometimes referred to as Section 203) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under specified circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine. For the avoidance of doubt, the exclusive forum provision described above does not apply to any claims arising under the Securities Act or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

DESCRIPTION OF PREFERRED STOCK

We may issue up to 6,734,835 shares of preferred stock, par value $0.001 per share, from time to time in one or more classes or series, with the exact terms of each series or class established by our Board. Without seeking stockholder approval, our Board may issue preferred stock with voting and other rights that are greater than the rights of our common stock and could adversely affect the voting power of the holders of our common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series or class will be determined by our Board and set forth in a certificate of designations relating to such series or class that will amend our Certificate of Incorporation. We will include each certificate of designations as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designations for a complete description of all of the terms.

This section describes the general terms of the preferred stock that we may offer using this prospectus. Further terms of the preferred stock will be stated in the applicable prospectus supplement. The following description and any description of the preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the certificate of designations.

Terms

You should refer to the applicable prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

●	the maximum number of shares in the series or class and the distinctive designation;

●	number of shares offered and initial offering price;

●	the terms on which dividends, if any, will be paid;

●	the terms of any preemptive rights;

●	the terms on which the shares may be redeemed, if at all;

●	the liquidation preference, if any;

●	the terms of any retirement or sinking fund for the repurchase or redemption of the shares of the series;

●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

●	terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

●	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

●	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	the voting rights, if any, on the shares of the series;

●	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares; and

●	any material United States federal income tax consequences.

The issuance of preferred stock may delay, deter or prevent a change in control.

Ranking

Unless we provide otherwise in an applicable prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

●	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered preferred stock;

●	on a parity with all of our equity securities ranking on a parity with the offered preferred stock; and

●	junior to all of our equity securities ranking senior to the offered preferred stock.

As used herein, the term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding shares or series of shares, our preferred stockholders are entitled to receive dividends, if any, when and as authorized by our Board, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital shares ranking senior, an amount equal to the stated or liquidation value of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on our preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those preferred stock. These terms typically will include number of shares of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify in a prospectus supplement the transfer agent and registrar for any series of preferred stock offered by this prospectus.

DESCRIPTION OF WARRANTS

The complete terms of the warrants we may issue will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the warrants to purchase common stock, preferred stock and/or debt securities that we may offer using this prospectus. Further terms of the warrants will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the warrant and warrant agreement.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

●	title of the warrants;

●	aggregate number of warrants;

●	price or prices at which the warrants will be issued;

●	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

●	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

●	purchase price for each security purchasable on exercise of the warrants;

●	the terms for changes to or adjustments in the exercise price, if any;

●	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

●	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

●	anti-dilution provisions or other adjustments to the exercise price of the warrants;

●	terms of any right that we may have to redeem the warrants;

●	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

●	name and address of the warrant agent, if any;

●	information with respect to book-entry procedures;

●	any material United States federal income tax considerations; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of June 22, 2023, we had no outstanding warrants to purchase shares of our common stock.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any document applicable to the securities comprising the units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the units that we may offer using this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement. Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

●	title of the units;

●	aggregate number of units;

●	price or prices at which the units will be issued;

●	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

●	name and address of the unit agent;

●	information with respect to book-entry procedures;

●	any material United States federal income tax considerations; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	upon the exercise of rights distributed or issued to our security holders;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	in payment of our and our subsidiaries’ outstanding indebtedness;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

We may sell the securities being offered by this prospectus by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we or the selling stockholders may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter identified in the applicable prospectus supplement or free writing prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the validity of the securities being offered by this prospectus will be passed upon by Troutman Pepper Hamilton Sanders LLP, Irvine, California.

EXPERTS

The consolidated financial statements of Alto Ingredients as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, appearing in Alto Ingredients’ Annual Report on Form 10-K for the year ended December 31, 2022 and the effectiveness of Alto Ingredients’ internal control over financial reporting have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Alto Ingredients, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.altoingredients.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus, and such information should not be considered part of this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

We do not anticipate that we will send an annual report to our stockholders until and unless we are required to do so by the rules of the SEC.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

●	our Current Report on Form 8-K, which we filed with the SEC on June 22, 2023;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, which we filed with the SEC on May 9, 2023;

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which we filed with the SEC on March 14, 2023;

●	the description of our capital stock contained in Exhibit 4.1 of our Annual Report on Form 10-K, which we filed with the SEC on March 30, 2020, which description updates our Form 8-A description of securities; and

●	all documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who received this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554, (916) 403-2123. In addition, each document incorporated by reference is readily accessible on our website at www.altoingredients.com.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities registered hereby (other than underwriting discounts and commissions). All amounts are estimated.

SEC registration fee		$8,811.10
Accounting fees and expenses		*
Printing fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in some specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

●	any breach of their duty of loyalty to Alto Ingredients or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

●	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the DGCL. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

The underwriting agreements that we might enter into (Exhibits 1.1, 1.2, 1.3 and 1.4) will provide for indemnification by us of any underwriters, our directors, our officers who sign the registration statement and our controlling person for some liabilities, including liabilities arising under the Securities Act.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for Common Stock

1.2*	Form of Underwriting Agreement for Preferred Stock

1.3*	Form of Underwriting Agreement for Units

1.4*	Form of Underwriting Agreement for Senior and Subordinated Debt Securities

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021)

4.2	Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021)

4.3	Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021)

4.4	Certificate of Amendment to Certificate of Incorporation dated June 3, 2010 (incorporated by reference to Exhibit 3.4 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021)

4.5	Certificate of Amendment to Certificate of Incorporation dated June 8, 2011 (incorporated by reference to Exhibit 3.5 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021)

4.6	Certificate of Amendment to Certificate of Incorporation dated May 14, 2013 (incorporated by reference to Exhibit 3.6 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021)

Exhibit Number	Description

4.7	Certificate of Amendment to Certificate of Incorporation dated July 1, 2015 (incorporated by reference to Exhibit 3.7 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021)

4.8	Certificate of Amendment to Certificate of Incorporation dated January 12, 2021 (incorporated by reference to Exhibit 3.8 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021)

4.9	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.9 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021)

4.10	Specimen Common Stock Certificate

4.11	Form of Senior Debt Indenture

4.12	Form of Subordinated Debt Indenture

4.13*	Form of Senior Debt Security

4.14*	Form of Subordinated Debt Security

4.15*	Form of Certificate of Designations Creating New Series of Preferred Stock

4.16*	Form of Specimen Preferred Stock Certificate

4.17*	Form of Common Stock Warrant Agreement and Warrant Certificate

4.18*	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.19*	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.20*	Form of Unit Agreement

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (contained in Exhibit 5.1)

23.2	Consent of RSM US LLP

24.1	Power of Attorney

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee, as trustee under the indenture filed as Exhibit 4.11 above.

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee, as trustee under the indenture filed as Exhibit 4.12 above.

107	Calculation of Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 23rd day of June, 2023.

ALTO INGREDIENTS, INC.,
a Delaware corporation

By:	/s/ MICHAEL D. KANDRIS
Michael D. Kandris
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Kandris his or her attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendment to this registration statement on Form S-3, and to file such amendments, together with exhibits and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS L. KIETA
Douglas L. Kieta	Chairman of the Board and Director	June 23, 2023

/s/ MICHAEL D. KANDRIS	President, Chief Executive
Michael D. Kandris	Officer (principal executive officer), Chief Operating Officer and Director	June 23, 2023

/s/ BRYON T. MCGREGOR	Chief Financial Officer (principal
Bryon T. McGregor	financial and accounting officer)	June 23, 2023

/s/ MARIA G. GRAY
Maria G. Gray	Director	June 23, 2023

/s/ DIANNE S. NURY
Dianne S. Nury	Director	June 23, 2023

/s/ GILBERT E. NATHAN
Gilbert E. Nathan	Director	June 23, 2023